UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2021

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56160	84-4842958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Post Office Box 470695

Charlotte, NC

28247

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class

Common stock, $0.0001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 8, 2021, Amergent Hospitality Group Inc., a Delaware corporation (“Amergent”), through its wholly owned UK subsidiary, Chanticleer UK Group Limited (“Seller”) sold West End Wings Limited (UK), Seller’s Hooters restaurant located in Nottingham, England, to Hard Four Consultancy Limited (UK) (“Buyer”) for the purchase price of £600,000 (approximately $816,960 US). The purchase and sale agreement (“Agreement”) contains customary representations and warranties of the parties. Of the aggregate purchase price, £150,000 (approximately $204,240 US) is being held in escrow pending agreement or determination of the financial position of West End Wings Limited at closing.

The Buyer agreed to handle all matters required in respect of the existing franchise relating to the restaurant and to cover all of its costs related thereto. Rescission is not available as a remedy for any breach of the Agreement and Buyer agreed not to claim that remedy. Seller’s liability for undisclosed claims arising prior to the closing is subject to certain limitations. For example, claims must exceed certain thresholds to trigger Seller’s liability and Seller is not liable for claim amounts covered by insurance or claims that are remediable without further cost.

The foregoing summary of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, which document will be attached as an exhibit to Amergent’s quarterly report on Form 10-Q for the period ending September 30, 2021.

2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 are incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021

Amergent Hospitality Group Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer